UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 27, 2009

Date of Earliest Event Reported: October 23, 2009

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2800 E. 13th Street, Ames, Iowa		50010
Krokamp 35, Neumünster, Germany		24539
(Address of principal executive offices)		(U.S. Zip Code)

Registrant’s telephone number, including area code: (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5       Corporate Governance and Management

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2009, Hans J. Cornett, Executive Vice President and Chief Marketing Officer of Sauer-Danfoss Inc. (the “Company”), announced his intention to resign from such offices with the Company effective December 31, 2009.

In connection with Mr. Cornett’s resignation, and in accordance with German employment law, Mr. Cornett, Sauer-Danfoss GmbH & Co. OHG, and the Company have entered into a Termination Agreement dated October 23, 2009 (the “Agreement”).  Pursuant to the Agreement, and in satisfaction of the notice period compensation provisions of his employment contract, Mr. Cornett will continue to receive his current monthly base salary through July 31, 2010.  Mr. Cornett will also receive a final, lump sum payment in July of 2010 of approximately $153,185 (€105,000), which equates to five months of his current base salary.  In addition, the Company will provide Mr. Cornett with up to approximately $29,718 (€20,000) for outplacement services.  If Mr. Cornett opts not to use outplacement services, then the Company will add the amount designated for outplacement services to the lump sum payable in July 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: October 27, 2009

	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer